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EXHIBIT 99.2


                              ODD-LOT TENDER OFFER



To:      All Shareholders of California Beach Restaurants, Inc.
         Owning 15 Shares of Common Stock or Less



Ladies and Gentlemen:

         California Beach Restaurants, Inc. (the "Company" or "Cal Beach") would like to purchase shares of its Common Stock held by shareholders who own 15 shares or less for a price of $1.00 per share. We are making this offer in order to reduce the number of our shareholders of record to less than 500, which will permit the Company to cease filing periodic reports under the Securities Exchange Act of 1934, and allow the Company to realize significant cost savings. Though Cal Beach has valued your participation with us as a shareholder, the Company's recent financial performance and size make the cost of public reporting prohibitive. To show our appreciation for your assistance, and because we will always truly value your business as a customer of our famous Gladstone's 4 Fish Restaurant in Pacific Palisades, California, if you validly tender all of your shares, and your tender is accepted, you will also receive a $20 Gladstone's 4 Fish gift certificate for our restaurant in Pacific Palisades.

         The Company's Board of Directors believes that the $1.00 per share price represents a substantial premium over the current market value for the Company's Common Stock. The Company's enclosed April 9, 2003 press release describes a private placement of Series A Convertible Preferred Stock which the Company anticipates completing on or about April 15, 2003 in which the Company will issue such Preferred Stock at a price of $0.108 per share. The Board of Directors of Cal Beach determined this price to be fair value for the Company's Series A Convertible Preferred Stock in connection with this private placement.

         TENDERING YOUR SHARES IS AN EASY PROCESS. SIMPLY COMPLETE THE ENCLOSED TRANSMITTAL FORM (NOTE THAT THE NUMBER OF SHARES YOU OWN OF RECORD IS ON THE LABEL AFFIXED TO THE TRANSMITTAL FORM) AND EITHER (1) INCLUDE YOUR STOCK CERTIFICATE, OR (2) IF YOU CANNOT LOCATE YOUR STOCK CERTIFICATE, CHECK THE APPROPRIATE BOX AND READ THE LOSS INDEMNITY PORTION OF THE TRANSMITTAL FORM. PLEASE THEN RETURN THE TRANSMITTAL FORM AND YOUR CERTIFICATE (IF YOU CAN LOCATE
IT) IN THE POSTAGE PAID ENVELOPE PROVIDED. IF YOU HOLD YOUR SHARES IN A BROKERAGE ACCOUNT IN STREET NAME, PLEASE CONTACT YOUR STOCK BROKER AND PROVIDE YOUR BROKER WITH THE BROKERAGE TRANSMITTAL FORM. Upon receipt of these documents and acceptance by Cal Beach, Cal Beach will mail to you (or your broker, if applicable) a check for the purchase price per share repurchased and your $20 gift certificate.


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         You should be aware of the following when considering your participation in this odd-lot tender offer. You are only eligible to participate if you own 15 shares or less, and you must sell all of your shares. The offer is made on a first-come, first-served basis, and will be terminated on the earlier of May 9, 2003 or the date when 100 qualifying shareholders of record have validly tendered their shares for repurchase by the Company. The Company currently has 569 shareholders of record. If you hold your stock in a brokerage account in "street name," the tender of your shares will be accepted until 100 qualifying shareholders of record have validly tendered their shares and those tenders have been accepted by Cal Beach. Shareholders holding shares in "street name" are not treated as shareholders of record for public-company reporting purposes. If we receive more than 100 valid tenders from shareholders of record, we will select by lottery up to 50 additional valid tenders from those we have received through the termination of this tender offer. The offer is made to all shareholders of record as of April 1, 2003 who own 15 shares or less of the Company's common stock as of that date.

         The Company's Board of Directors believes shareholder participation will greatly benefit the Company and enthusiastically urges you to participate. Our officers and employees may be personally contacting you to encourage your participation in this odd-lot tender offer. Your participation not only gives you the chance to sell your shares with a low transaction cost but it also gives you the opportunity to enjoy a great meal at Gladstone's in Pacific Palisades.

         Please complete the enclosed Transmittal Form and mail it in the enclosed postage paid envelope to the Company at your earliest convenience. We greatly appreciate your cooperation and look forward to seeing you at Gladstone's 4 Fish in Pacific Palisades in the near future.

                                                   Sincerely,



                                                   /s/ Richard Powell

                                                   Richard Powell
                                                   President